EXHIBIT A

APPLICANT'S NAME:	**Cryoport Systems, L.L.C.**
APPLICANT'S ENTITY TYPE:	**A California Limited Liability Company**
APPLICANT'S ADDRESS:	**1120 Princeton Drive Marina Del Rey, CA 90292**
DATE OF FIRST USE:	**Intent-to-Use**
DATE OF FIRST USE IN COMMERCE:	**Intent-to-Use**
INTERNATIONAL CLASS:	**016**
GOODS/SERVICES:	**INSULATED SHIPPING CONTAINERS FOR TRANSPORTING FROZEN MATERIALS IN INTERNATIONAL CLASS 016.**

CRYOPORT

KOENIG & ASSOCIATES
ATTORNEYS AT LAW
220 EAST FIGUEROA STREET
SANTA BARBARA, CALIFORNIA 93101
TELEPHONE: 805-965-4400

KURT KOENIG*
GREGORY T. MAY
ELIZABETH LINFORD

FACSIMILE: 805-564-8262

July 1, 2002

Dr. Patrick L. Mullens
President
Cryoport Systems, LLC
2713 Bonnie Beach Place
Los Angeles, CA 90023

Re: Notice of Recordation of Assignment Document

Mark:	**CRYOPORT**
Serial No.:	75/834,787
Int. Class:	020
NOA Issued:	October 16, 2001
Published:	March 21, 2001
Filing Date:	October 9, 1999
Our Reference:	2190-105

Dear Pat:

I am pleased to enclose a copy of the Notice of Recordation of Assignment Document for the above-referenced trademark application. The assignment from Cryoport Systems, LLC to Cryoport Systems, Inc. was recorded on April 12, 2002 at Reel 2494, Frame 33 in the records of the United States Patent and Trademark Office.

The trademark examiner had issued an office action against application pending the recordation of the assignment. We will now notify the examiner of the recording of the assignment and request the Certificate of Registration issue in the name of Cryoport Systems, Inc.

Please note that it could take up to several months before the application is approved for registration and a Certificate of Registration issued. In the meantime we will continue to notify you of any further information received from the Trademark Office concerning this application. If you have any questions, please call me.

Very truly yours,

Elizabeth A. Linford

EAL:kk
Enclosure
2190-105

UNITED STATES PATENT AND TRADEMARK OFFICE

JUNE 25, 2002

PTAS

Chief Information Officer
Washington, DC 20231
www.uspto.gov

KURT KOENIG
220 EAST FIGUEROA ST.
SANTA BARBARA, CA 93101

102071963A

UNITED STATES PATENT AND TRADEMARK OFFICE
NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT DIVISION OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT DIVISION, BOX ASSIGNMENTS, CG-4, 1213 JEFFERSON DAVIS HWY, SUITE 320, WASHINGTON, D.C. 20231.

RECORDATION DATE: 04/12/2002

REEL/FRAME: 002494/0033
NUMBER OF PAGES: 3

BRIEF: NUNC PRO TUNC ASSIGNMENT

ASSIGNOR:
CRYOPORT SYSTEMS, LLC

DOC DATE: 04/06/2002
CITIZENSHIP: CALIFORNIA
ENTITY: LIMITED LIABILITY COMPANY

ASSIGNEE:
CRYOPORT SYSTEMS, INC.
2713 BONNIE BEACH PLACE
LOS ANGELES, CALIFORNIA 90023

CITIZENSHIP: CALIFORNIA
ENTITY: CORPORATION

APPLICATION NUMBER: 75834787
REGISTRATION NUMBER:

FILING DATE: 10/29/1999
ISSUE DATE:

MARK: CRYOPORT
DRAWING TYPE: WORDS, LETTERS, OR NUMBERS IN TYPED FORM

APPLICATION NUMBER: 75867978 FILING DATE: 12/08/1999
REGISTRATION NUMBER: 2562326 ISSUE DATE: 04/16/2002

MARK: CRYOPORT
DRAWING TYPE: WORDS, LETTERS, OR NUMBERS AND DESIGN

MARY BENTON, EXAMINER
ASSIGNMENT DIVISION
OFFICE OF PUBLIC RECORDS